EXHIBIT 23.1



[ZELLER WEISS & KAHN LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the inclusion in this registration statement on Form S-1 (File No.333-1592) of our report dated February 9, 1996, except for note 11(F) as to which the date is April 22, 1996, on our audits of the financial statements and financial statement schedules of Compost America Molding Company, Inc. We also consent to the reference to our firm under the caption "Experts".

                                        /s/Zeller Weiss & Kahn
                                        Zeller Weiss & Kahn





Moutainside, New Jersey
June 3, 1996